As filed with the Securities and Exchange Commission on November 25, 1997.
                                                     Registration No. 333-______

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      GLOBAL VILLAGE COMMUNICATION, INC.
              (Exact name of issuer as specified in its charter)

          DELAWARE                                         94-3095680
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                         Identification No.)


                            1144 East Arques Avenue
                             Sunnyvale, CA  94086
                   (Address of principal executive offices)

                        -------------------------------

                            1991 STOCK OPTION PLAN
                       1993 EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the plan)

                        -------------------------------

                                  Neil Selvin
                     President and Chief Executive Officer
                      GLOBAL VILLAGE COMMUNICATION, INC.
                            1144 East Arques Avenue
                             Sunnyvale, CA  94086
                                (408) 523-1000
           (Name, address and telephone number of agent for service)

                        -------------------------------

                                   Copy to:
                             Alan K. Austin, Esq.
                            Mark L. Reinstra, Esq.
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                          Palo Alto, California 94304
























================================================================================

                        CALCULATION OF REGISTRATION FEE

========================================================================================
                                                        Proposed
                                         Proposed        Maximum
                                         Maximum        Aggregate
Title of Securities   Amount to be    Offering Price     Offering           Amount of
 to be Registered      Registered      Per Share (3)    Per Price (3)   Registration Fee
----------------------------------------------------------------------------------------
Common Stock           500,000  (1)    $2.0625         $1,031,250.00    $312.50(3)
Common Stock           100,000  (2)    $2.0625         $  206,250.00    $ 62.50(3)
Total                                                                   $375.00
--------------------------------------------------------------------------------------

(1) A total of 5,600,000 shares have been reserved for issuance under the 1991 Stock Option Plan, 500,000 shares of which are being registered hereby.
(2) A total of 400,000 shares have been reserved for issuance under the 1993 Employee Stock Purchase Plan, 100,000 shares of which are being registered hereby.
(3) Estimated in accordance with Rule 457(h) solely for the purpose of computing the amount of the registration fee based on the prices of the Company's Common Stock as reported on the Nasdaq National Market on November 21, 1997.
================================================================================


     The Company hereby incorporates by reference in this Registration Statement the contents of the Company's earlier Registration Statements on Form S-8 (File Nos. 33-76772, 33-76886 and 333-19899).

     The following additional exhibits are hereby enclosed for filing:


  Exhibit
  Number
  -------

    5.1  Opinion of counsel as to legality of securities being registered.
   23.1  Consent of Independent Auditors.
   23.2  Consent of Counsel (contained in Exhibit 5.1).
   24.1  Power of Attorney (included in Page 3).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 21 day of November, 1997.

                                    GLOBAL VILLAGE COMMUNICATION, INC.

                                    By  /s/ Neil Selvin
                                        ----------------------------------------
                                          Neil Selvin
                                          President and Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Neil Selvin his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       Signature                          Title                                 Date
       ---------                          -----                                 ----
/s/ Leonard A. Lehmann    Chairman of the Board                            November 21, 1997
------------------------
Leonard A. Lehmann

/s/ Neil Selvin           President, Chief Executive Officer and           November 21, 1997
------------------------  Director
Neil Selvin               (Principal Executive Officer)

/s/ Marc Linden           Chief Financial Officer and Senior Vice          November 21, 1997
------------------------  President, Finance and Business Development
Marc Linden               (Principal Financial and Accounting Officer)

/s/ Kevin R. Compton      Director                                         November 21, 1997
------------------------
Kevin R. Compton

/s/ Eugene Eidenberg      Director                                         November 21, 1997
------------------------
Eugene Eidenberg

/s/ Kenneth A. Goldman    Director                                         November 21, 1997
------------------------
Kenneth A. Goldman

/s/ Jeremy Jaech          Director                                         November 21, 1997
------------------------
Jeremy Jaech

                                      3